EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184152 on Form S-8 of our report dated June 18, 2025, relating to the financial statements and supplemental schedules of Pentair, Inc. Retirement Savings and Stock Incentive Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 18, 2025